UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2019

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-852-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

On March 18, 2019, Twenty-First Century Fox, Inc. (the “Company” or “21CF”) and The Walt Disney Company (“Disney”) announced that the distribution adjustment multiple used to determine the portion of each share of 21CF common stock to be exchanged for common stock of Fox Corporation (“FOX”) in the Distribution (as defined below), has been calculated to be approximately 1.357190, in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, by and among 21CF, Disney, TWDC Holdco 613 Corp., the holding company that will own both Disney and 21CF following the completion of the transactions contemplated thereby, and certain of Disney’s other subsidiaries. 21CF expects to distribute, at approximately 8:00 a.m. Eastern Time on March 19, 2019, all issued and outstanding shares of FOX common stock to 21CF stockholders (other than holders of the shares held by subsidiaries of 21CF) on a pro rata basis (the “Distribution”). A copy of the joint press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated March 18, 2019

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated March 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 18, 2019	By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel